Exhibit 10.1

GILEAD SCIENCES, INC.

2004 EQUITY INCENTIVE PLAN

AS AMENDED AND RESTATED May 10, 2017

1. Purpose of the Plan. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance and rewarding them for contributing toward the Company’s short- and long-term growth. This Plan was originally approved by stockholders at the 2004 Annual Stockholders Meeting and serves as the successor to the Gilead Sciences, Inc. 1991 Stock Option Plan and the Gilead Sciences, Inc. 1995 Non-Employee Directors’ Stock Option Plan. No further option grants will be made under those plans, and the remaining shares available for issuance under those plans have been transferred to this Plan and are available for issuance under this Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Applicable Acceleration Period” has (A) the meaning assigned to such term in the applicable Award Agreement or (B) if such term is not defined in the applicable Award Agreement, means (i) 24 months, in the case of the Company’s Executive Chairman or Chief Executive Officer, (ii) 18 months, in the case of an Executive Vice President or Senior Vice President of the Company, and (iii) 12 months, in the case of all other Grantees.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, Phantom Share, or other right or benefit under the Plan.

(e) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company, including any amendments thereto. The Award Agreement may be in electronic form.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for one or more of the reasons set forth in the definition of “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in a merger, consolidation or other reorganization agreement approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act, or failure to perform any act, in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct, material violation of any applicable Company or Related Entity policy, or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(h) “Change in Control” means, for purposes of all Awards at the time outstanding under the Plan, a change in ownership or control of the Company effected through the consummation of any of the following transactions:

(i) a sale, transfer or other disposition of all or substantially all of the Company’s assets,

(ii) the closing of any transaction or series of related transactions (including without limitation a merger or reorganization in which the Company is the surviving entity) pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the Exchange Act (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Company’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company, the acquisition of outstanding securities held by one or more of the Company’s existing stockholders or an acquisition, consolidation or other reorganization to which the Company is a party,

(iii) a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, or

(iv) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity which results in any person or entity (other than the Company or a person or entity that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) owning 50% or more of the combined voting power of all classes of stock of such surviving entity.

In no event, however, shall a Change in Control be deemed to occur upon a merger, consolidation or other reorganization effected primarily to change the State of the Company’s incorporation or to create a holding company structure pursuant to which the Company becomes a wholly-owned subsidiary of an entity whose outstanding voting securities immediately after its formation are beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to the formation of such entity.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Gilead Sciences, Inc., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, who is compensated by the Company or any Related Entity for services performed as a non-employee consultant; provided, however, that the term “Consultant” shall not include non-employee Directors serving in their capacity as Board members. The term “Consultant” shall include a member of the board of directors of a Related Entity.

(n) “Continuous Service” means the performance of services for the Company or a Related Entity (whether now existing or subsequently established) by a person in the capacity of an Employee, a Director or a Consultant, except to the extent otherwise specifically provided in the documents evidencing the Award. For purposes of the Plan, a Grantee shall be deemed to cease Continuous Service immediately upon the occurrence of either of the following events: (i) the Grantee no longer performs services in any of the foregoing capacities for the Company or any Related Entity or (ii) the entity for which the Grantee is performing such services ceases to remain a Related Entity of the Company, even though the Grantee may subsequently continue to perform services for that entity. Continuous Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Company; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Grantee shall be deemed to have terminated Employee status on the first day immediately following the expiration of such three (3)-month period, unless such Grantee is provided with the right to return to Continuous Service following such leave either by statute or by written contract. The Grantee shall not receive any Continuous Service credit, for purposes of vesting in any outstanding Award or Awards made to the Grantee, for any period such Grantee is on a leave of absence, except to the extent otherwise required by law or pursuant to the following procedure:

— A Grantee shall receive Continuous Service credit for such vesting purposes for (i) the first three months of an approved personal leave of absence and (ii) the first seven months of any bona fide leave of absence (other than an approved personal leave), but in no event beyond the expiration date of such leave of absence; provided, however, that in the event the Grantee’s Award is subject to Section 409A of the Code and payable upon his or her separation from service, then the maximum period for which such Continuous Service credit shall be given with respect to that Award shall be determined in accordance with Treasury Regulations Section 1.409A-1(h) and accordingly shall not extend beyond the date the Grantee is deemed to have a separation from service for purposes of Section 409A.

In jurisdictions requiring notice in advance of an effective termination of a Grantee’s service as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of active service to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before such individual’s termination as an Employee, Director or Consultant can be effective under Applicable Laws.

A Grantee on an approved leave of absence shall be deemed to terminate Continuous Service for purposes of his or her outstanding Awards upon the earlier of (i) the expiration date of that leave of absence, unless such Grantee returns to active Continuous Service on or before that date, or (ii) the date the Grantee’s Continuous Service actually terminates by reason of his or her voluntary or involuntary termination or by reason of his or her death or disability; provided, however, that in the event the Grantee’s Award is subject to Section 409A of the Code and payable upon his or her separation from service, then his or her Continuous Service shall, with respect to that Award, be deemed to terminate when such Grantee is deemed to have a separation from service under Treasury Regulations Section 1.409A-1(h).

(o) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to the Common Stock underlying his or her Award (other than an Option or SAR Award).

(r) “Domestic Partner” means a person who shares a household with the Grantee and otherwise meets and continues to meet all of the criteria detailed in the Gilead Sciences Affidavit of Domestic Partnership when the Domestic Partnership has been internally registered with the Company by filing with the Company an original, properly completed, notarized Gilead Sciences Affidavit of Domestic Partnership.

(s) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. Neither service as a Director nor payment of a director’s fee by the Company or a Related Entity shall be sufficient to constitute “employment” by the Company.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: For Awards made prior to May 1, 2009 (or Awards made on or after that date pursuant to commitments under outstanding offer letters or other agreements made before that date):

(i) If the Common Stock is on the date of determination listed on any established stock exchange, including without limitation the NASDAQ Global or Global Select Market, the American Stock Exchange or the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange with the greatest volume of trading in the Common Stock) on the last market trading day prior to the date of determination as such quotation is reported in The Wall Street Journal or such other source as the Board deems reliable; or

(ii) If the Common Stock is on the date of determination regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value per share of Common Stock shall be the mean between the high bid and high asked prices for the Common Stock on the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

For Awards made on or after May 1, 2009 (other than Awards which the Company is committed to make on or after that date pursuant to outstanding offer letters or other agreements made before that date):

(iii) If the Common Stock is on the date of determination listed on any established stock exchange, including without limitation the NASDAQ Global or Global Select Market, the American Stock Exchange or the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange with the greatest volume of trading in the Common Stock) on the date of determination (or, if no closing sales price or closing bid was quoted on that date, as applicable, on the last trading date such closing sales price or closing bid was quoted), as the applicable quoted price is reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iv) If the Common Stock is on the date of determination regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value per share of Common Stock shall be the mean between the high bid and high asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were quoted), as the applicable quoted prices are reported in The Wall Street Journal or such other source as the Board deems reliable.

For all Awards:

(v) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall, for purposes of any Award other than an Incentive Stock Option, be determined by the Board through the reasonable application of a reasonable valuation method that takes into account the applicable valuation factors set forth in the Treasury Regulations issued under Section 409A of the Code and shall, for purposes of an Incentive Stock Option, be determined by the Board in good faith in accordance with the standards of Section 422 of the Code and the applicable Treasury Regulations thereunder.

(v) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(w) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, Domestic Partner, a trust in which such persons (or the Grantee) have more than 50% of the beneficial interest, a foundation in which such persons (or the Grantee) control the management of assets, and any other entity in which such persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(x) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y) “Non-statutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(bb) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc) “Performance-Based Compensation” means compensation intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(dd) “Performance Shares” or “Performance Share Units” means an Award denominated in Shares which may be earned in whole or in part upon attainment of one or more performance criteria established by the Administrator and settled in actual Shares, except to the extent the Administrator may determine to settle such Award in whole or in part in cash.

(ee) “Performance Cash Units” means an Award denominated in U.S. dollars which may be earned in whole or in part based upon attainment of performance criteria established by the Administrator and settled for cash, except to the extent that the Administrator may determine to settle such Award in whole or in part in Shares.

(ff) “Phantom Share” means an Award denominated in Shares in which the Grantee has the right to receive an amount equal to the value of a specified number of Shares at a designated time or over a designated period and which will be payable in cash or Shares as established by the Administrator.

(gg) “Plan” means this Gilead Sciences, Inc. 2004 Equity Incentive Plan, as amended from time to time.

(hh) “Related Entity” means (i) any Parent or Subsidiary of the Company and (ii) any corporation in an unbroken chain of corporations beginning with the Company, for which the Grantee provides services as an Employee, Director or Consultant, provided each corporation in such chain owns securities representing at least twenty percent (20%) of the total outstanding voting power of the outstanding securities of another corporation or entity in such chain and there is a legitimate non-tax business purpose for making an Award to such Grantee. However, for any Award not subject to Section 409A of the Code, a Related Entity shall also include any business, corporation, partnership, limited liability company or other entity in which the Company or any Parent or Subsidiary holds a substantial ownership interest, directly or indirectly.

(ii) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration (including any cash consideration) and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(jj) “Restricted Stock Unit” means an Award in the form of a contractual right to receive Shares in one or more installments over a defined period of Continuous Service or upon the attainment of one or more performance goals established by the Administrator or in one or more deferred installments following the completion of such period of Continuous Service or the attainment of such performance goals.

(kk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto, as in effect when discretion is being exercised with respect to the Plan.

(ll) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of the Common Stock underlying such Award.

(mm) “Share” means a share of the Common Stock.

(nn) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(oo) “Withholding Taxes” mean the applicable federal and state income and employment taxes required or permitted to be withheld in connection with the issuance, exercise, vesting or settlement of an Award, as determined by the Administrator.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10 below, the maximum number of Shares which may be issued in the aggregate under the Plan pursuant to all Awards made hereunder (including, without limitation, Restricted Stock, Restricted Stock Units, Performance Shares, Options, SARs, Dividend Equivalent Rights, and Phantom Shares) shall be limited to 309,188,366 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares that have been issued under an Award are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future issuance under the Plan in accordance with Section 3. If the exercise price of an Option is paid with Shares (whether tendered by the Participant or withheld by the Company), then the maximum aggregate number of Shares available under the Plan shall be reduced by the gross number of Shares for which that Option is exercised, and not by the net number of Shares actually issued by the Company upon such exercise. Upon the exercise of any SAR under the Plan, the maximum aggregate number of Shares available under the Plan shall be reduced by the gross number of Shares as to which such right is exercised, and not by the net number of Shares actually issued by the Company upon such exercise. Shares that are tendered by a Participant or withheld by the Company in satisfaction of any Withholding Taxes related to an Option or SAR shall not again be available for issuance under the Plan. Shares that are tendered by a Participant or withheld by the Company in satisfaction of any Withholding Taxes related to an Award other than an Option or SAR, or that otherwise are subject to but not actually issued under an Award other than an Option or SAR, shall not be deemed to have been issued and shall be available for future issuance under the Plan in accordance with Section 3(c)) for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan.

(c) Any Shares issued pursuant to any Awards granted on or before February 28, 2017 or pursuant to any Options or SARs granted after February 28, 2017 shall be counted against the limit set forth in Section 3(a) as one Share for every one Share issued. Any Shares issued pursuant to Awards other than Options or SARs granted after February 28, 2017 shall be counted against the limit set forth in Section 3(a) as 2.5 Shares for every one Share issued. Any Shares subject to any Awards granted on or before February 28, 2017 or any Options or SARs granted after February 28, 2017 that again become available for Awards under the Plan pursuant to this Section 3 shall be added as one Share for every one Share subject to such Awards. Any Shares subject to Awards other than Options or Stock Appreciation Rights granted after February 28, 2017 that are not deemed to be issued and again become available for future Awards under the Plan pursuant to this Section 3 shall be added as 2.5 Shares for every one Share subject to such Awards.

(d) The maximum number of Shares that may be issued pursuant to Incentive Stock Options that are granted under the Plan after December 31, 2012 shall be limited to 195,325,853 Shares.

4. Administration of the Plan.

(a) Plan Administrator:

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. With respect to the grant of an Award to a Director who is not an Employee and which is not a scheduled Award under predetermined rules established by the Board or Committee, such grant shall be made only by a Committee (or subcommittee of the Committee) which is comprised solely of two or more Non-Employee Directors, as this term is defined in Rule 16b-3, none of whom are the recipient of the Award.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers of the Company or any Parent to grant such Awards, subject to such terms and conditions as the Board may impose; provided, however, that any delegation of such authority shall in all events be subject to the limitations and restrictions of Applicable Laws, including any required limitation on the maximum of Shares for which Awards may be made by such Officer or Officers.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. For such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(b) Powers of the Administrator: Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine when and to what extent Awards are to be granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, (B) the reduction of the exercise price of any Option or SAR awarded under the Plan shall be subject to stockholder approval as provided in Section 7(b), and (C) canceling an Option or SAR at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for a cash payment or another Option, SAR, Restricted Stock or other Award shall be subject to stockholder approval as provided in Section 7(b), unless the cancellation and exchange occurs in connection with a Change in Control as provided in Section 11 or pursuant to an adjustment effected in accordance with Section 10;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems necessary or appropriate.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses (including attorneys’ fees), actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within 30 days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to handle and defend the same.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine.

6. Terms and Conditions of Awards

(a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, Performance Units, Performance Shares, or Phantom Shares. An Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-statutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares for which one or more Options designated as Incentive Stock Options become first exercisable by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, the excess number of Shares shall be treated as subject to Non-statutory Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, except to the extent otherwise provided by Applicable Law, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) revenue target or revenue growth, (ii) achievement of specified milestones in the discovery, development or regulatory approval of one or more of the Company’s products, (iii) achievement of specified milestones in the commercialization of one or more of the Company’s products, (iv) achievement of specified milestones in the manufacturing of one or more of the Company’s products, (v) cost reduction or other expense control targets, (vi) personal management objectives, (vii) stock price (including, but not limited to, growth measures), (viii) total stockholder return, (ix) earnings per share, (x) operating efficiency, (xi) operating margin, (xii) gross margin, (xiii) return measures (including, but not limited to, return on assets, capital, equity, or sales), (xiv) net sales growth, (xv) productivity ratios, (xvi) operating income, (xvii) net operating profit, (xviii) net earnings or net income (before or after taxes), (xix) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), (xx) earnings or operating income before interest, taxes, depreciation, amortization and/or stock-based compensation expense, (xxi) economic value added, (xxii) market share, (xxiii) customer satisfaction, (xxiv) working capital targets, (xxv) budget objectives, (xxvi) mergers, acquisitions or divestitures and (xxvii) with respect to Awards not intended to be Performance-Based Compensation under Section 162(m) of the Code, other measures of performance selected by the Administrator. In addition, such performance criteria may be based upon the attainment of specified levels of the Company’s performance under one or more of the measures described above, either in absolute terms or in relation to the performance of other entities, and may also be based on the performance of any of the Company’s business units or divisions or any Parent or Subsidiary. In addition, one or more of such performance criteria may be measured in terms of percentage achievement of the budgeted amounts established for those criteria. Each applicable performance criteria may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. Each applicable performance criteria may be structured at the time of the Award to provide for appropriate adjustment for one or more of the following items or any similar item or event: (A) asset impairments or write-downs; (B) litigation and governmental investigation expenses and judgments, verdicts or claim settlements; (C) the effect of changes in tax law, accounting principles or other laws, regulations or provisions affecting reported results; (D) the effect of exchange rates for non-US dollar denominated net sales or goals based on operating profit, earnings or income; (E) accruals for reorganization and restructuring programs; (F) any unusual in nature or infrequently occurring items, as determined in accordance with applicable financial accounting principles and/or as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (G) items of income, gain, loss or expense attributable to the operations of any business acquired by the Company or any Parent or Subsidiary or of any joint venture established by the Company or any Parent or Subsidiary; (H) costs and expenses incurred in connection with mergers and acquisitions; (I) items of income, gain, loss or expense attributable to one or more business operations divested by the Company or any Parent or Subsidiary or the gain or loss realized upon the sale of any such divested business or the assets thereof; or (J) the effect of any change in the outstanding shares of Common Stock effected by reason of a stock split, stock dividend, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change or any distributions to the Company’s stockholders other than regular cash dividends.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the acquisition by the Company or a Related Entity of another entity, an interest in another entity or an additional interest in a Related Entity, whether by merger, stock purchase, asset purchase or other form of transaction. The maximum number of Shares which may be issued in the aggregate under the Plan pursuant to Section 3(a) shall not be impacted by the corresponding number of such Awards issued under this Section 6(d).

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of the Shares or other consideration due upon the settlement of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program. Notwithstanding the foregoing, each such deferral opportunity shall be structured by the Administrator so as to comply with all applicable requirements of Code Section 409A and the Treasury Regulations thereunder.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards. The maximum number of Shares with respect to which Options may be granted to any Grantee in any calendar year shall be limited to 5,000,000 Shares. The maximum number of Shares as to which Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, SARs, Phantom Shares or Dividend Equivalent Rights may in the aggregate be granted to any Grantee in any calendar year shall be 2,000,000 Shares. For the calendar year in which occurs an Employee’s or Consultant’s (i) commencement of Continuous Service or (ii) promotion, an Employee or Consultant may be granted Options covering up to an additional 2,000,000 Shares or Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, SARs, Phantom Shares or Dividend Equivalent Rights covering up to an additional 400,000 shares in the aggregate, which shall not count against the limits set forth in the preceding sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. The maximum value of all Awards denominated in U.S. dollars (as opposed to Shares) granted in any single calendar year to any Grantee shall not exceed $10,000,000. For this purpose, the value of an Award denominated in U.S. dollars (as opposed to Shares) shall be determined on the date of grant, assuming the maximum level of performance, without regard to any conditions imposed on the Award.

An additional limitation exists with respect to cash compensation earned by and equity-based awards made to any non-employee Director, whether under this Plan or otherwise, in any single calendar year. A non-employee Director may not be paid or granted cash compensation or equity-based awards, whether in the form of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Phantom Shares or otherwise, with an aggregate value (based on the grant date fair value of equity-based awards) in excess of $750,000 in any calendar year. Such limitation shall apply to both continuing non-employee Directors and newly-elected or appointed non-employee Directors. For the avoidance of doubt, cash compensation shall be counted towards this limit in the year earned (regardless of whether deferred), and any interest or other earnings on such compensation shall not count towards the limit.

To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Awards are canceled, the canceled Awards shall continue to count against the maximum number of Shares with respect to which Awards may be granted to the Grantee. For such purpose, the repricing of the exercise price of an Option or SAR if such repricing is approved by the stockholders of the Company, shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

If the vesting or receipt of Shares under the Award is deferred to a later date, any amount (whether denominated in Shares or U.S. dollars) paid in addition to the original number of Shares subject to the Award (or the original dollar amount for an Award denominated in U.S. dollars) will not be treated as an increase in the number of Shares (or dollar amount) subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i) Term of Award. The term of each Award shall be the term stated in the Award Agreement; provided, however, that the term of an Award shall be no more than ten years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable by will and by the laws of descent and distribution, and during the lifetime of the Grantee, such Awards shall be transferable, by gift or pursuant to a domestic relations order, to members of the Grantee’s Immediate Family to the extent and in the manner determined by the Administrator.

Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such later date as is determined by the Administrator.

(l) Dividends and Dividend Equivalent Rights. The Administrator may provide that any Awards granted hereunder earn dividends or Dividend Equivalent Rights; provided, however, that Dividend Equivalent Rights may not be granted in connection with any Option or SAR granted hereunder. Such dividends or Dividend Equivalent Rights shall be credited to a Grantee’s account either at the time of dividend payment or at the time of settlement of an Award, provided that as to any Dividend Equivalent Rights granted in connection with an Award granted hereunder that is subject to vesting requirements, no payment shall be made with respect to such Dividend Equivalent Right (or, in the case of a Restricted Stock or similar award where the dividend must be paid as a matter of law, the dividend payment shall be subject to forfeiture or repayment, as the case may be) unless and to the extent that the related vesting conditions of such award are satisfied. Any crediting of dividends or Dividend Equivalent Rights may be subject to such restrictions and conditions as the Administrator may establish, including reinvestment in additional Shares or Restricted Stock Units, and may be settled in cash or in Shares as determined by the Administrator.

7. Award Exercise or Purchase Price; Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be determined as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than 110% of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding section 7(a)(i)(A), the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-statutory Stock Option, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.

(iii) In the case of a SAR, the exercise price or the base amount on which the stock appreciation is calculated shall be not less than 100% of the Fair Market Value per Share on the date of grant.

(iv) In the case of other Awards, the cash consideration (if any) payable for such Award or the underlying Shares shall be determined by the Administrator.

(v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) No Authority to Reprice. Without the consent of stockholders of the Company, no Award may be repriced, replaced, regranted through cancellation, or modified (except as provided in Section 10) if the effect is to reduce the exercise or purchase price for the Shares underlying such Award. In addition, the replacement or substitution of one Award for another Award is prohibited, absent stockholder consent, to the extent it has the effect of reducing the exercise or purchase price of the underlying Shares. No Award with an exercise price per Share in excess of the then current Fair Market Value per Share may be cancelled or exchanged for a payment of cash, other Award, or other property, except in connection with a Change in Control transaction.

(c) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon the issuance, exercise, vesting or settlement of an Award, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;

(ii) check;

(iii) services rendered;

(iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender, attestation or withholding equal to the aggregate exercise price of the Shares as to which said Award is exercised;

(v) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide instructions (either in writing or electronically) to a Company designated brokerage firm (or, with respect to Grantees subject to Section 16 of the Securities Exchange Act, a broker reasonably satisfactory to the Company for purposes of administering such procedure in accordance with the Company’s pre-clearance/pre-notification policies) to effect the immediate sale of some or all of the purchased Shares and remit to the Company on the settlement date sufficient funds to cover the aggregate exercise price payable for the purchased Shares and any applicable Withholding Taxes and (B) shall provide directives (either in writing or electronically) to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm on the settlement date in order to complete the sale transaction; or

(vi) any combination of the foregoing methods of payment.

(d) Taxes. The Company’s obligation to deliver Shares upon the issuance, exercise, vesting or settlement of an Award under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements, as determined by the Administrator. The Administrator may, in its sole discretion, provide Grantees with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such Grantees may become subject in connection with the issuance, exercise, vesting or settlement of those Awards. Such right may be provided to any such holder in one or more of the following formats:

(i) Stock: The Company may withhold, from the Shares otherwise issuable upon the issuance, exercise, vesting or settlement of such Award, a portion of those Shares with an aggregate Fair Market Value equal to all or part of the Withholding Taxes.

(ii) Stock Delivery: The Grantee may deliver to the Company, at the time of the issuance, exercise, vesting or settlement of such Award, shares of Common Stock previously acquired by such individual with an aggregate Fair Market Value equal to all of part of the Withholding Taxes.

(iii) Stock Sale: The Grantee may make an immediate open-market sale of all or a portion of the Shares actually issued in connection with the issuance, exercise, vesting or settlement of such Award and have a sufficient portion of the sale proceeds applied automatically on the settlement date to the satisfaction of the applicable Withholding Taxes.

In addition, the Administrator may structure one or more Awards so that a portion of the Shares otherwise issuable under those Awards shall automatically be withheld by the Company in satisfaction of the Withholding Taxes which become applicable in connection with the issuance, exercise, vesting or settlement of those Awards.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement. Notwithstanding any other provision of the Plan to the contrary, except with respect to a maximum of 5% of the maximum aggregate number of Shares authorized for issuance under Section 3(a), no Awards of Restricted Stock or Restricted Stock Units which vest solely on the basis of the Grantee’s Continuous Service with the Company or a Related Entity shall provide for vesting at a rate more rapid than annual pro rata vesting over a three-year period, and any Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units which provide for vesting upon the attainment of performance goals shall provide for a performance period of at least 12 months; provided, however, that such limitations shall not apply in the event of a Change in Control or to any Grantee whose Continuous Service terminates by reason of his or her death, disability, Constructive Termination, or an involuntary termination other than for Cause or any Award made after June 30, 2013 to a non-employee Board member.

(ii) An Award shall be deemed to be exercised when notice of such exercise (either in writing or electronically) has been given to the Company or its designee in accordance with the terms of the Award by the person entitled to exercise the Award. Except to the extent the broker-dealer sale and remittance procedure is to be utilized under Section 7(c)(v), full payment for the Shares with respect to which the Award is exercised shall accompany such exercise notice.

(b) Exercise of Award Following Termination of Continuous Active Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of Employee status shall convert automatically to a Non-statutory Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise, vesting or settlement of an Award unless the exercise, vesting or settlement of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws as determined by counsel for the Company.

(b) As a condition to the issuance of any Shares in connection with the exercise, vesting or settlement of an Award, the Company may require the person holding such Award to represent and warrant at the time of such issuance that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class, or should the value of the outstanding shares of Common Stock change as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable and proportional adjustments shall be made by the Administrator to the maximum number and class(es) of securities issuable under the Plan pursuant to Section 3(a), the maximum number and class(es) of securities which may be issued pursuant to Incentive Stock Options granted under the Plan pursuant to Section 3(c), and the maximum number and class(es) of securities for which Awards may be made to any person during any calendar year pursuant to the limitations set forth in Section 6(g), and the outstanding Awards will be equitably and proportionally adjusted as to the number and class(es) of securities and exercise price (or other cash consideration) payable per Share subject to such outstanding Awards, including any price required to be paid for Restricted Stock not yet outstanding at the time of the event described in this paragraph; provided, however, that the aggregate exercise price (or other cash consideration) shall remain the same. The adjustments shall be made in such manner as the Administrator deems appropriate in order to prevent the dilution or enlargement of benefits under the Plan and the outstanding Awards thereunder, and such adjustments shall be final, binding and conclusive. In the event of a Change in Control, however, the adjustments (if any) shall be made solely in accordance with the applicable provisions of Section 11.

11. Change in Control

(a) Effect of Change in Control on Awards.

(i) In the event of a Change in Control, the Board at its sole discretion may, to the extent permitted by applicable law, provide for the following treatment of outstanding Options and SARs: (x) any surviving corporation shall assume any Options or SARs outstanding under the Plan or shall substitute economically equivalent awards for the Options and SARs outstanding under the Plan, (y) the time during which such Options or SARs may be exercised shall be accelerated so that those Awards may be exercised for fully-vested Shares and those Awards shall terminate if not exercised prior to the Change in Control, or (z) such Options or SARs shall continue in full force and effect.

(ii) Any other Award outstanding under the Plan at the time of the Change in Control may be assumed by the surviving corporation, replaced with an economically-equivalent substitute award or otherwise continued in full force in effect. To the extent any such Award is not assumed, replaced with an economically-equivalent substitute award or otherwise continued in effect, that Award shall vest, and the shares of Common Stock subject to that Award shall be issued as fully-vested shares, immediately prior to the effective date of the Change in Control.

(iii) Any Award which is assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to that Award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time, and appropriate adjustments shall also be made to the exercise price or any other consideration payable per share thereunder, provided the aggregate exercise price or amount of such other consideration shall remain the same. To the extent the actual holders of the Company’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards and subject to the approval of the Administrator prior to the Change in Control, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.

(iv) The Administrator may structure one or more Awards so that the Shares subject to those Awards shall vest (or shall vest and become issuable) immediately prior to the effective date of a Change in Control, whether or not those Awards are assumed, replaced with an economically-equivalent substitute award or otherwise continued in full force and effect.

(v) Awards subject to performance-vesting requirements may be structured so that upon the occurrence of a Change in Control prior to the completion of the applicable performance measurement period, the applicable performance goal or goals established for those Awards will be deemed to have been met at the level pre-specified in the Award Agreement.

(b) Acceleration of Award Upon Cessation of Continuous Service In Connection With a Change in Control. Notwithstanding any other provisions of this Plan to the contrary, if within the period beginning with the execution of the definitive agreement for a Change in Control transaction and ending with the earlier of (i) the termination of that definitive agreement without the consummation of such Change in Control or (ii) the expiration of the Applicable Acceleration Period following the consummation of such Change in Control, either (1) the Continuous Service of an Employee or a Consultant terminates due to an involuntary termination (not including death or disability) without Cause (as such term is defined below) or a voluntary termination by the Grantee due to Constructive Termination (as such term is defined below) or (2) the Continuous Service of a Director terminates, then the vesting and exercisability of all Awards held by such Grantee shall be accelerated, or any reacquisition or repurchase rights held by the Company with respect to an Award shall lapse, as follows:

•	With respect to Options and SARs held by a Grantee at the time of such termination, such Options and SARs shall become immediately exercisable as to all the underlying Shares and may be exercised for any or all of those Shares as fully-vested shares until the expiration or sooner termination date of those Awards.

•	With respect to all other Awards held by the Grantee at the time of such termination, the underlying Shares shall immediately vest at that time and shall be issued in accordance with the terms of the applicable Award Agreement, and any reacquisition or repurchase rights held by the Company with respect to any such Shares shall lapse as of the date of such termination.

(c) Definition of “Cause”. For the purposes of Section 11(b) only, “Cause” has (A) the meaning assigned to such term in the applicable Award Agreement or (B) if such term is not defined in the applicable Award Agreement, means (i) conviction of, a guilty plea with respect to, or a plea of nolo contendere to a charge that a Grantee has committed a felony under the laws of the United States or of any state or a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company or a Related Entity; (ii) material breach of any agreement entered into between the Grantee and the Company or a Related Entity that impairs the Company’s or the Related Entity’s interest therein; (iii) willful misconduct, significant failure of the Grantee to perform the Grantee’s duties, or gross neglect by the Grantee of the Grantee’s duties; or (iv) engagement in any activity that constitutes a material conflict of interest with the Company or a Related Entity.

(d) Definition of “Constructive Termination”. For purposes of Section 11(b) only, “Constructive Termination” has (A) the meaning assigned to such term in the applicable Award Agreement or (B) if such term is not defined in the applicable Award Agreement, means the occurrence of any of the following events or conditions: (i) (A) a change in the Grantee’s status, title, position or responsibilities (including reporting responsibilities) which represents an adverse change from the Grantee’s status, title, position or responsibilities as in effect immediately prior to the execution of the definitive agreement for the Change in Control transaction or at any time within the Applicable Acceleration Period after the date of a Change in Control; (B) the assignment to the Grantee of any duties or responsibilities which are inconsistent with the Grantee’s status, title, position or responsibilities as in effect immediately prior to the execution of the definitive agreement for the Change in Control transaction or at any time within the Applicable Acceleration Period after the Change in Control; or (C) any removal of the Grantee from or failure to reappoint or reelect the Grantee to any of the offices or positions held by the Grantee immediately prior to the execution of the definitive agreement for the Change in Control transaction or at any time within the Applicable Acceleration Period after the date of a Change in Control, except in connection with the termination of the Grantee’s Continuous Service for Cause, as a result of the Grantee’s disability or death or by the Grantee other than as a result of Constructive Termination; (ii) a reduction in the Grantee’s annual base compensation or any failure to pay the Grantee any compensation or benefits to which the Grantee is entitled within five days of the date due; (iii) the Company’s requiring the Grantee to relocate to any place outside a 50 mile radius of the location serving as Grantee’s principal work site immediately prior to the execution of the definitive agreement for the Change in Control transaction or during the Applicable Acceleration Period after the date of a Change in Control, except for reasonably required travel on the business of the Company or a Related Entity which is not materially greater than such travel requirements in effect during the applicable measurement period determined above; (iv) the failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Grantee was participating at any time within the 90-day period immediately prior to the execution of the definitive agreement for the Change in Control transaction or at any time within the Applicable Acceleration Period after the Change in Control, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Grantee, or (B) provide the Grantee with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided the Grantee under each other employee benefit plan, program and practice in which he or she was participating at any time within the 90-day period immediately prior to the execution of the definitive agreement for the Change in Control transaction or at any within the Applicable Acceleration Period after the Change in Control; (v) any material breach by the Company of any provision of an agreement between the Company and the Grantee, whether pursuant to this Plan or otherwise, other than a breach which is cured by the Company within 15 days following notice by the Grantee of such breach; or (vi) the failure of the Company to obtain an agreement, satisfactory to the Grantee, from any successors and assigns to assume and agree to perform the obligations created under this Plan.

(e) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the excess Options shall be treated as Non-statutory Stock Options.

12. Effective Date and Term of Plan. The Plan, as herein amended and restated, shall become effective upon its approval by the stockholders of the Company. It shall continue in effect until May 10, 2027 unless sooner terminated. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by NASDAQ Stock Market Rule 5635(c), Section 422 of the Code and regulations promulgated thereunder, or any other Applicable Laws, or if such amendment would change any of the provisions of Section 4(b)(vi) or this Section 13(a).

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

18. Governing Law. The Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without resort to that State’s conflict-of-law provisions.

19. Section 409A Compliance. The Board reserves the right, to the extent it deems it necessary or advisable in its sole discretion, to alter or modify the Plan and any outstanding Awards under the Plan, without the consent of the Grantees, so as to ensure that all Awards and Award Agreements provided to Grantees who are subject to U.S. income taxation either qualify for an exemption from the requirements of Section 409A of the Code or are structured in a manner that complies with those requirements; provided, however, that neither the Company nor any Related Entity makes any representations that any Awards made under the Plan will in fact be exempt from the requirements of Section 409A of the Code or otherwise comply with those requirements, and each Grantee shall accordingly be solely responsible for any taxes, penalties or other amounts which may become payable with respect to his or her Awards by reason of Section 409A of the Code.

20. Deferred Issuance Date. Notwithstanding any provision to the contrary in this Plan or any outstanding Award Agreement, to the extent any Award under this Plan may be deemed to create a deferred compensation arrangement under Section 409A of the Code, then the following limitations shall apply to such Award and the applicable Award Agreement (if not otherwise expressly provided therein):

•	No shares of Common Stock or other amounts which become issuable or distributable under such Award Agreement by reason of the Grantee’s cessation of Continuous Service shall actually be issued or distributed to such Grantee until the date of his or her Separation from Service (as determined in accordance with the provisions of Section 1.409A-1(h) of the Treasury Regulations) or as soon thereafter as administratively practicable, but in no event later than the later of (i) the close of the calendar year in which such Separation from Service occurs or (ii) the fifteenth day of the third calendar month following the date of such Separation from Service.

•	No shares of Common Stock or other amounts which become issuable or distributable under such Award Agreement by reason of the Grantee’s cessation of Continuous Service shall actually be issued or distributed to such Grantee prior to the earlier of (i) the first day of the seventh (7th) month following the date of the Grantee’s Separation from Service or (ii) the date of Grantee’s death, if he or she is deemed at the time of such Separation from Service to be a specified employee under Section 1.409A-1(i) of the Treasury Regulations as determined by the Administrator in accordance with consistent and uniform standards applied to all other Code Section 409A arrangements of the Company, and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). The deferred Shares or other distributable amount shall be issued or distributed in a lump sum on the first day of the seventh (7th) month following the date of the Grantee’s Separation from Service or (if earlier) the first day of the month immediately following the date the Corporation receives proof of his or her death.

21. Clawback/Recoupment. Notwithstanding any other provisions herein to the contrary, any performance based compensation, or any other amount, paid to a Grantee pursuant to an Award, which is subject to recovery under any law, government regulation, stock exchange listing requirement, or any policy adopted by the Company will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement, or policy adopted by the Company.